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                   Skadden, Arps, Slate, Meagher & Flom LLP
                               919 Third Avenue
                           New York, New York 10022

                                                     August 17, 1998

Questar Pipeline Company
180 East 100 South Street
Salt Lake City, Utah 84145-0360

                  Re:      Questar Pipeline Company, Registration
                           Statement on Form S-3 Relating to
                           $175,000,000 Aggregate Principal Amount of
                           Medium-Term Notes

Ladies and Gentlemen:

                  We have acted as special counsel to Questar Pipeline Company, a Utah corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "1933 Act"), of up to $175,000,000 aggregate principal amount of the Company's Medium-Term Notes (the "Notes") to be issued pursuant to an indenture (the "Indenture"), by and between the Company and First Security Bank, N.A. (the "Trustee").

                  This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act.

                  In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, agreements, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinion set forth herein, including (i) the Registration Statement (together with the form of preliminary prospectus forming a part thereof), in the form to be filed by the Company with the Commission on the date hereof, (ii) the Indenture, (iii) the forms of the Notes issuable under the Indenture, (iv) the Form T-1 of the Trustee being filed with the Commission as Exhibit

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Questar Pipeline Company
August 17, 1998

Page 2

25.01 to the Registration Statement pursuant to the Trust Indenture Act of 1939, as amended (the "1939 Act") and (v) the form of Distribution Agreement (the "Distribution Agreement") by and among the Company, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Brothers Inc (the "Underwriters") being filed as Exhibit 1.01 to the Registration Statement.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents and documents to be executed, we have assumed that the parties thereto (including the Company) had or will have the power, corporate or other, to enter into and to perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and due execution and delivery by such parties of such documents and, except to the extent set forth below with respect to the Company, the validity and binding effect thereof on such parties. We have also assumed that the Company has been duly incorporated and is validly existing and in good standing. In addition, we have assumed that the Notes will be executed in substantially the form reviewed by us. We have also assumed that the terms of the Notes will have been established so as not to, and the execution and delivery by the Company of the Indenture and the Notes and the performance of its obligations thereunder do not and will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties is subject, (ii) any law, rule, or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. As to any facts material to the opinion expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

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Questar Pipeline Company
August 17, 1998
Page 3

                  Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

                  Based upon and subject to the qualifications, exceptions and assumptions set forth herein, we are of the opinion that, when (i) the Registration Statement has become effective under the 1933 Act, (ii) the Indenture, in the form in which it is being filed as Exhibit 4.01 to the Registration Statement, has been duly executed and delivered by the parties thereto and qualified under the 1939 Act, (iii) the definitive terms of the Notes and of their issue and sale have been duly established in conformity with the Indenture and approved and authorized by all necessary corporate action, (iv) the Distribution Agreement has been duly executed and delivered by the parties thereto, (v) the Notes have been duly executed and authenticated in accordance with the Indenture and (vi) the Notes have been delivered to and paid for by the Underwriters as contemplated by the Distribution Agreement, the Notes will constitute valid and binding obligations of the Company, entitled to the benefits provided by the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  We hereby consent to the reference to our firm under the heading "Legal Opinions" in the Prospectus forming a part of the Registration Statement and the filing of this opinion as Exhibit 5.02 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act. Gary G. Sackett may rely on this opinion (subject to the assumptions, exceptions and qualifications contained herein) in rendering his opinion of even date herewith to be filed as Exhibit 5.01 to the Registration Statement.

                                      Very truly yours,

                                      /s/ Skadden, Arps, Slate
                                        Meagher & Flom LLP